Other Exhibits (4)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby revokes all prior powers granted by the undersigned to the extent inconsistent herewith and constitutes and appoints Emilie D. Wrapp, Eric C. Freed, Nancy E. Hay, Stephen J. Laffey and Richard A. Leahy and each of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities, solely for the purpose of signing the respective Registration Statements, and any amendments thereto, on Form N-1A and any other filings of:

-AB Bond Fund, Inc.

-AB Cap Fund, Inc.

-AB Core Opportunities Fund, Inc.

-AB Corporate Shares

-AB Discovery Growth Fund, Inc.

-AB Equity Income Fund, Inc.

-AB Fixed-Income Shares, Inc.

-AB Global Bond Fund, Inc.

-AB Global Real Estate Investment Fund, Inc.

-AB Global Risk Allocation Fund, Inc.

-AB High Income Fund, Inc.

-AB Institutional Funds, Inc.

-AB Large Cap Growth Fund, Inc.

-AB Municipal Income Fund, Inc.

-AB Municipal Income Fund II

-AB Relative Value Fund, Inc.

-AB Sustainable Global Thematic Fund, Inc.

-AB Sustainable International Thematic Fund, Inc.

-AB Trust

-AB Variable Products Series Fund, Inc.

-The AB Portfolios

-Sanford C. Bernstein Fund II, Inc.

and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

/s/ Onur Erzan
Onur Erzan

Dated: April 1, 2021